DraftKings Reports Fourth Quarter and Fiscal Year 2024 Results

Raises 2025 Revenue Guidance Midpoint to $6.45 Billion;
Reaffirms 2025 Adjusted EBITDA Guidance of $900 Million to $1.0 Billion

Boston, MA – February 13, 2025 — DraftKings Inc. (Nasdaq: DKNG) (“DraftKings” or the “Company”) today announced its fourth quarter and fiscal year 2024 financial results. The Company also posted a letter to shareholders and an earnings presentation on the Investor Relations section of its website at investors.draftkings.com.

Fourth Quarter 2024 Highlights
For the three months ended December 31, 2024, DraftKings reported revenue of $1,393 million, an increase of $162 million, or 13%, compared to $1,231 million during the same period in 2023. The increase in the Company’s fourth quarter 2024 revenue was driven primarily by continued healthy customer engagement, efficient acquisition of new customers, the expansion of the Company’s Sportsbook product offering into new jurisdictions, higher structural sportsbook hold percentage, and the impact of the acquisition of Jackpocket Inc. (“Jackpocket”), which closed on May 22, 2024, partially offset by customer-friendly outcomes throughout the NFL season.

“We continued to efficiently acquire and engage customers, expand structural sportsbook hold percentage and optimize promotional reinvestment in fiscal year 2024, while we simultaneously experienced customer-friendly sport outcomes,” said Jason Robins, DraftKings’ Chief Executive Officer and Co-founder. “Looking ahead to 2025 and beyond, I am excited to further enhance our customer economics through new initiatives such as extending our lead in live betting and advancing cross sell efforts to and from new verticals. Our focus remains on driving sustainable growth in revenue and profitability.”

“2024 was a milestone year for DraftKings as we achieved our first year of positive Adjusted EBITDA. Additionally, we began executing on our inaugural share repurchase authorization” said Alan Ellingson, DraftKings’ Chief Financial Officer. “With strong underlying health across our core value drivers, we are raising the midpoint of our fiscal year 2025 revenue guidance to $6.45 billion from $6.4 billion and reaffirming our fiscal year 2025 Adjusted EBITDA guidance range of $900 million to $1.0 billion.”

Continued Healthy Growth in Customer Retention, Acquisition, and Engagement
•Monthly Unique Payers (“MUPs”) increased to 4.8 million average monthly unique paying customers in the fourth quarter of 2024, representing an increase of 36% compared to the fourth quarter of 2023. This increase reflects strong unique player acquisition and retention across DraftKings’ Sportsbook and iGaming products, the expansion of its Sportsbook product into new jurisdictions and the impact of the acquisition of Jackpocket. Excluding the impact of the acquisition of Jackpocket, MUPs increased by approximately 16% compared to the fourth quarter of 2023.

•Average Revenue per MUP (“ARPMUP”) was $97 in the fourth quarter of 2024, representing a 16% decrease compared to the same period in 2023. The decrease was primarily due to lower ARPMUP for Jackpocket customers, when compared to customers of DraftKings’ existing product offerings prior to the acquisition, as well as lower actual Sportsbook hold rate due to customer-friendly sport outcomes, which was partially offset by improvement in the Company’s structural Sportsbook hold and improved promotional reinvestment for Sportsbook and iGaming. Excluding the impact of the acquisition of Jackpocket, ARPMUP decreased approximately 4% compared to the fourth quarter of 2023.

•Detailed financial data and other information for the fourth quarter of 2024 is available in the financial statements set forth below under the caption “Financial Results.”

Fiscal Year 2025 Guidance
•DraftKings is raising the midpoint of its fiscal year 2025 revenue guidance and now expects revenue in the range of $6.3 billion to $6.6 billion, compared to its previous guidance of $6.2 billion to $6.6 billion announced on November 7, 2024. Our fiscal year 2025 revenue guidance equates to approximately 35% year-over-year growth based on the Company’s fiscal year 2024 revenue and the midpoint of the Company’s fiscal year 2025 revenue guidance range.

•DraftKings is reaffirming its fiscal year 2025 Adjusted EBITDA guidance of $900 million to $1.0 billion, which the Company previously announced on November 7, 2024.

•The Company’s guidance for fiscal year 2025 does not include the benefit of year-to-date sport outcomes.

•The Company’s guidance for fiscal year 2025 includes all of its existing jurisdictions and does not include the impact of mobile sports betting launching in Missouri.

Mobile Sports Betting and iGaming Footprint
•DraftKings is live with mobile sports betting in 25 states and Washington, D.C. which collectively represent approximately 49% of the U.S. population.

•DraftKings is also live with iGaming in 5 states, representing approximately 11% of the U.S. population.

•DraftKings is live with its Sportsbook and iGaming products in Ontario, Canada, which represents approximately 40% of Canada’s population.

•On November 5, 2024, Missouri voters passed a ballot initiative that legalized sports betting in the state. DraftKings expects to launch its Sportsbook product in Missouri pending market access, licensure, regulatory approvals, and contractual approvals where applicable.

•DraftKings expects to launch its Sportsbook product in Puerto Rico pending market access, licensure, regulatory approvals, and contractual approvals where applicable.
Webcast and Conference Call Details
As previously announced, DraftKings will host a conference call and audio webcast tomorrow, Friday, February 14, 2025, from 8:30 a.m. to 9:15 a.m. ET, during which management will discuss the Company’s results and provide commentary on business performance. A question-and-answer session will follow the prepared remarks.

To listen to the audio webcast and live question and answer session, please visit DraftKings’ investor relations website at investors.draftkings.com. A live audio webcast of the earnings conference call will be available on the Company’s website at investors.draftkings.com, along with a copy of this press release, the Company’s Annual Report on Form 10-K, an earnings presentation and a letter to shareholders. The audio webcast will be available on the Company’s investor relations website until 11:59 p.m. ET on March 31, 2025.

Financial Results
DraftKings’ fourth quarter and full-year 2024 financial results, as well as the financial results for the respective comparative periods, are presented below:

DRAFTKINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$788,287	$1,270,503
Restricted cash	16,499	11,700
Cash reserved for users	525,407	341,290
Receivables reserved for users	62,542	301,770
Accounts receivable	57,839	47,539
Prepaid expenses and other current assets	83,187	98,565
Total current assets	1,533,761	2,071,367
Property and equipment, net	50,550	60,695
Intangible assets, net	933,121	690,620
Goodwill	1,555,116	886,373
Operating lease right-of-use assets	74,917	93,985
Equity method investments	13,200	10,280
Deposits and other non-current assets	123,060	131,546
Total assets	$4,283,725	$3,944,866

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$661,245	$639,599
Liabilities to users	979,453	851,898
Operating lease liabilities, current portion	10,993	11,499
Other current liabilities	3,300	46,624
Total current liabilities	1,654,991	1,549,620
Convertible notes, net of issuance costs	1,256,429	1,253,760
Non-current operating lease liabilities	67,660	80,827
Warrant liabilities	22,033	63,568
Long-term income tax liabilities	76,375	72,810
Other long-term liabilities	195,611	83,975
Total liabilities	$3,273,099	$3,104,560

Stockholders’ equity:
Class A common stock, $0.0001 par value; 900,000 shares authorized as of December 31, 2024 and 2023; 504,722 and 484,598 shares issued and 489,071 and 472,697 outstanding as of December 31, 2024 and 2023, respectively	48	46
Class B common stock, $0.0001 par value; 900,000 shares authorized as of December 31, 2024 and 2023; 393,014 shares issued and outstanding as of December 31, 2024 and 2023	39	39
Treasury stock, at cost; 15,651 and 11,901 shares as of December 31, 2024 and 2023, respectively	(563,146)	(412,182)
Additional paid-in capital	7,978,425	7,149,858
Accumulated deficit	(6,441,228)	(5,933,943)
Accumulated other comprehensive income	36,488	36,488
Total stockholders’ equity	1,010,626	840,306
Total liabilities and stockholders’ equity	$4,283,725	$3,944,866

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$1,392,772	$1,230,857	$4,767,699	$3,665,393
Cost of revenue	834,644	716,658	2,950,561	2,292,175
Sales and marketing	368,602	290,775	1,264,920	1,200,718
Product and technology	112,063	88,157	397,114	355,156
General and administrative	216,642	179,076	764,103	606,569
Loss from operations	(139,179)	(43,809)	(608,999)	(789,225)
Other income (expense):
Interest income	8,780	18,792	47,259	58,418
Interest expense	(760)	(688)	(2,959)	(2,679)
(Loss) gain on remeasurement of warrant liabilities	3,337	(12,716)	(4,945)	(57,543)
Other (loss) gain, net	(17,713)	929	(23,514)	(224)
Loss before income tax (benefit) provision and loss from equity method investment	(145,535)	(37,492)	(593,158)	(791,253)
Income tax (benefit) provision	(11,133)	6,860	(86,341)	10,170
Loss from equity method investment	449	269	468	719
Net loss attributable to common stockholders	$(134,851)	$(44,621)	$(507,285)	$(802,142)

Loss per share attributable to common stockholders:
Basic and diluted	$(0.28)	$(0.10)	$(1.05)	$(1.73)

DRAFTKINGS INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Adjusted EBITDA	$89,454	$151,018	$181,307	$(151,035)
Adjusted Earnings (Loss) Per Share	$0.14	$0.29	$0.24	$(0.41)

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Year Ended December 31,
	2024	2023
Cash Flows from Operating Activities:
Net loss attributable to common shareholders	$(507,285)	$(802,142)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization	270,854	201,920
Non-cash interest (income) expense, net	(15)	386
Stock-based compensation	381,367	398,463
Loss (gain) on remeasurement of warrant liabilities	4,945	57,543
Loss from equity method investment	468	719
Loss (gain) on marketable equity securities and other financial assets, net	12,940	75
Loss on sale of Vegas Sports Information Network, LLC	5,865	—
Deferred income taxes	(92,733)	5,849
Other expenses (income), net	6,280	554
Change in operating assets and liabilities, net of effect of acquisitions:
Receivables reserved for users	248,320	(141,687)
Accounts receivable	(10,116)	3,558
Prepaid expenses and other current assets	(26,266)	2,451
Deposits and other non-current assets	1,701	(19,355)
Operating leases, net	130	6,558
Accounts payable and accrued expenses	(18,200)	103,593
Liabilities to users	110,678	165,725
Long-term income tax liability	3,565	2,952
Other long-term liabilities	25,269	11,087
Net cash flows provided by (used in) operating activities	417,767	(1,751)
Cash Flows from Investing Activities:
Purchases of property and equipment	(10,176)	(20,902)
Cash paid for internally developed software costs	(95,698)	(80,378)
Acquisition of gaming licenses	(14,983)	(12,105)
Proceeds from marketable equity securities and other financial assets	—	24,425
Cash paid for acquisitions, net of cash acquired	(441,487)	—
Other investing activities, net	(4,257)	(1,400)
Net cash flows used in investing activities	(566,601)	(90,360)
Cash Flow from Financing Activities:
Proceeds from exercise of warrants	—	288
Purchase of treasury stock for RSU withholding	(102,897)	(80,049)
Purchase of treasury stock under Stock Repurchase Program	(48,067)	—
Proceeds from exercise of stock options	9,165	16,540
Other financing activities	(2,667)	—
Net cash flows used in financing activities	(144,466)	(63,221)
Net decrease in cash and cash equivalents, restricted cash, and cash reserved for users	(293,300)	(155,332)
Cash and cash equivalents, restricted cash, and cash reserved for users at the beginning of period	1,623,493	1,778,825
Cash and cash equivalents, restricted cash, and cash reserved for users at the end of period	$1,330,193	$1,623,493

Disclosure of cash and cash equivalents, restricted cash, and cash reserved for users
Cash and cash equivalents	$788,287	$1,270,503
Restricted cash	16,499	11,700
Cash reserved for users	525,407	341,290
Cash and cash equivalents, restricted cash, and cash reserved for users at the end of period	$1,330,193	$1,623,493

Supplemental Disclosure of Noncash Investing and Financing Activities:
Investing activities included in accounts payable and accrued expenses	3,462	569
Equity consideration issued in connection with acquisitions	376,702	—
Fair value of contingent consideration in connection with acquisitions	77,965	—
Decrease of warrant liabilities from cashless exercise of warrants	46,484	4,654
Supplemental Disclosure of Cash Activities:
Increase (decrease) in cash reserved for users	184,117	(128,363)
Cash paid for income taxes	5,268	8,341

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA and Adjusted Earnings (Loss) Per Share, which are non-GAAP financial measures that DraftKings uses to supplement its results presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes Adjusted EBITDA and Adjusted Earnings (Loss) Per Share are useful in evaluating its operating performance, similar to measures reported by its publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA and Adjusted Earnings (Loss) Per Share are not intended to be substitutes for any GAAP financial measures, and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

DraftKings defines and calculates Adjusted EBITDA as net income (loss) before the impact of interest income or expense (net), income tax provision or benefit, and depreciation and amortization, and further adjusted for the following items: stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings defines and calculates Adjusted Earnings (Loss) Per Share as basic earnings (loss) per share attributable to common stockholders before the impact of amortization of acquired intangible assets; stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA and Adjusted Earnings (Loss) Per Share exclude certain expenses that are required in accordance with GAAP because they are non-recurring items (for example, in the case of transaction-related costs and advocacy and other related legal expenses), non-cash expenditures (for example, in the case of amortization of acquired intangible assets, depreciation and amortization, remeasurement of warrant liabilities and stock-based compensation), or non-operating items which are not related to the Company’s underlying business performance (for example, in the case of interest income and expense and litigation, settlement and related costs).

The unaudited table below presents the Company’s Adjusted EBITDA reconciled to its net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
(amounts in thousands)	2024	2023	2024	2023
Net loss	$(134,851)	$(44,621)	$(507,285)	$(802,142)
Adjusted for:
Depreciation and amortization (1)	66,099	55,198	270,854	201,920
Interest (income) expense, net	(8,019)	(18,104)	(44,299)	(55,739)
Income tax (benefit) provision (2)	(11,133)	6,860	(86,341)	10,170
Stock-based compensation (3)	110,060	113,517	381,367	398,463
Transaction-related costs (4)	2,053	1,954	26,386	3,060
Litigation, settlement, and related costs (5)	40,674	23,910	81,246	34,500
Advocacy and other related legal expenses (6)	9,746	—	16,049	—
(Gain) loss on remeasurement of warrant liabilities	(3,337)	12,716	4,945	57,543
Other non-recurring and non-operating costs (income) (7)	18,162	(412)	38,385	1,190
Adjusted EBITDA	$89,454	$151,018	$181,307	$(151,035)

(1)The amounts include the amortization of acquired intangible assets of $38.6 million and $29.3 million for the three months ended December 31, 2024 and 2023, respectively, and $159.8 million and $117.3 million for the years ended 2024 and 2023, respectively.
(2)The Company recorded a discrete income tax benefit of $11.3 million for the three months ended December 31, 2024, and $87.3 million for the year ended December 31, 2024. The benefit was attributable to non-recurring partial releases of the Company's U.S. valuation allowance as a result of the purchase accounting for the acquisition of Jackpocket and Simplebet, Inc. (“Simplebet”).
(3)Reflects stock-based compensation expenses resulting from the issuance of awards under incentive plans.
(4)Includes capital markets advisory, consulting, accounting and legal expenses related to the evaluation, negotiation, and consummation of transactions and offerings that are under consideration, pending, or completed, as well as integration costs related to acquisitions.
(5)Primarily includes external legal costs related to litigation and litigation settlement costs deemed unrelated to our core business operations.
(6)Reflects non-recurring and non-ordinary course costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate certain product offerings and are actively seeking licensure, or similar approval, for those product offerings. This adjustment excludes (i) costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate that are incurred in the ordinary course of business and (ii) costs relating to advocacy efforts and other legal expenses incurred in jurisdictions where related legislation has been passed and we currently operate.
(7)Includes the change in fair value of certain financial assets, as well as our equity method share of investee’s losses and other costs relating to non-recurring and non-operating items. For 2024, this amount includes a $12.9 million loss related to the changes in fair value of certain financial instruments as well as $27.8 million in expense related to the discontinuance of our Reignmakers product offering, $7.5 million in expenses related to the termination of a market access agreement, and a $5.8 million loss on the sale of Vegas Sports Information Network, LLC ("VSIN"), offset by $20.9 million received related to gaming tax refunds as a result of audits and appeals related to prior periods.

The unaudited table below presents the Company’s Adjusted Earnings (Loss) Per Share reconciled to its basic earnings (loss) per share attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Basic loss per share attributable to common stockholders	$(0.28)	$(0.10)	$(1.05)	$(1.73)
Adjusted for:
Amortization of acquired intangible assets (1)	0.08	0.06	0.33	0.25
Discrete tax benefit attributed to acquisitions (2)	(0.02)	—	(0.18)	—
Stock-based compensation (3)	0.23	0.24	0.79	0.86
Transaction-related costs (4)	—	—	0.05	0.01
Litigation, settlement, and related costs (5)	0.08	0.05	0.17	0.07
Advocacy and other related legal expenses (6)	0.02	—	0.03	—
(Gain) loss on remeasurement of warrant liabilities	(0.01)	0.03	0.01	0.12
Other non-recurring and non-operating costs (income) (7)	0.04	—	0.08	—
Adjusted Earnings (Loss) Per Share*	$0.14	$0.29	$0.24	$(0.41)
_____________
*    The weighted average number of shares used to calculate Adjusted Earnings (Loss) Per Share was 488.0 million and 468.1 million for the three months ended December 31, 2024 and 2023, respectively, and 482.0 million and 462.6 million for the year ended December 31, 2024, respectively. Totals may not sum due to rounding.

(1)The amounts include the amortization of acquired intangible assets of $38.6 million and $29.3 million for the three months ended December 31, 2024 and 2023, respectively, and $159.8 million and $117.3 million for the years ended 2024 and 2023, respectively.
(2)The Company recorded a discrete income tax benefit of $11.3 million for the three months ended December 31, 2024, and $87.3 million for the year ended December 31, 2024. The benefit was attributable to non-recurring partial releases of the Company's U.S. valuation allowance as a result of the purchase accounting for the acquisition of Jackpocket and Simplebet.
(3)Reflects stock-based compensation expenses resulting from the issuance of awards under incentive plans.
(4)Includes capital markets advisory, consulting, accounting and legal expenses related to the evaluation, negotiation, and consummation of transactions and offerings that are under consideration, pending, or completed, as well as integration costs related to acquisitions.
(5)Primarily includes external legal costs related to litigation and litigation settlement costs deemed unrelated to our core business operations.
(6)Reflects non-recurring and non-ordinary course costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate certain product offerings and are actively seeking licensure, or similar approval, for those product offerings. This adjustment excludes (i) costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate that are incurred in the ordinary course of business and (ii) costs relating to advocacy efforts and other legal expenses incurred in jurisdictions where related legislation has been passed and we currently operate.
(7)Includes the change in fair value of certain financial assets, as well as our equity method share of investee’s losses and other costs relating to non-recurring and non-operating items. For 2024, this amount includes a $12.9 million loss related to the changes in fair value of certain financial instruments as well as $27.8 million in expenses related to the discontinuance of our Reignmakers product offering, $7.5 million in expenses related to the termination of a market access agreement, and a $5.8 million loss on the sale of VSIN, offset by $20.9 million received related to gaming tax refunds as a result of audits and appeals related to prior periods.

Information reconciling forward-looking fiscal year 2025 Adjusted EBITDA guidance to its most directly comparable GAAP financial measure, net income (loss), is unavailable to DraftKings without unreasonable effort due to, among other things, certain items required for such reconciliations being outside of DraftKings’ control and/or not being able to be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. DraftKings provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, the Company cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. DraftKings provides a forecast for Adjusted EBITDA because it believes that Adjusted EBITDA, when viewed with DraftKings’ results calculated in accordance with GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities or as an indicator of operating performance or liquidity.

About DraftKings

DraftKings Inc. is a digital sports entertainment and gaming company created to be the Ultimate Host and fuel the competitive spirit of sports fans with products that range across daily fantasy, regulated gaming, and digital media. Headquartered in Boston and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings’ mission is to make life more exciting by responsibly creating the world’s favorite real-money games and betting experiences. DraftKings Sportsbook is live with mobile and/or retail sports betting operations pursuant to regulations in 28 states, Washington, D.C., and in Ontario, Canada. The Company operates iGaming pursuant to regulations in five states and in Ontario, Canada under its DraftKings brand and pursuant to regulations in four states under its Golden Nugget Online Gaming brand. DraftKings also owns Jackpocket, the leading digital lottery courier app in the United States. DraftKings’ daily fantasy sports product is available in 44 states and certain Canadian provinces. DraftKings is both an official daily fantasy and sports betting partner of the NFL, NHL, PGA TOUR, WNBA and UFC, as well as an official daily fantasy partner of NASCAR, an official sports betting partner of the NBA and an authorized gaming operator of MLB. In addition, DraftKings owns and operates DraftKings Network a multi-platform content ecosystem. DraftKings is committed to being a responsible steward of this new era in real-money gaming by developing and promoting educational information and tools to help all players enjoy our games responsibly.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements about the Company and its industry that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding guidance, DraftKings’ future results of operations or financial condition, strategic plans and focus, user growth and engagement, product initiatives, and the objectives and expectations of management for future operations (including launches in new jurisdictions and the expected timing thereof), are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “confident,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “poised,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. DraftKings cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. DraftKings has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends, including the current macroeconomic environment, that it believes may affect its business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control and that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to, DraftKings’ ability to manage growth; DraftKings’ ability to execute its business plan and meet its projections; potential litigation involving DraftKings; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for DraftKings’ products and services; economic and market conditions in the media, entertainment, gaming, and software industries in the markets in which DraftKings operates; market and global conditions and economic factors, as well as the potential impact of general economic conditions, including inflation, rising interest rates and instability in the banking system, on DraftKings’ liquidity, operations and personnel, as well as the risks, uncertainties, and other factors described in “Risk Factors” in DraftKings’ filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that DraftKings makes from time to time with the SEC. The forward-looking statements contained herein are based on management’s current expectations and beliefs and speak only as of the date hereof, and DraftKings makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations, except as required by law.

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